EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

SMTP, Inc.

We consent to the incorporation by reference in this Registration Statement (No. 333-201350) on Form S-3 and related Prospectus of SMTP, Inc. for the registration of $50,000,000 Shares of Common Stock / Preferred Stock / Warrants / Units (the “Registration Statement”) of our report dated March 31, 2014, relating to our audits of the financial statements of SMTP, Inc. as of and for the years ended December 31, 2013 and 2012, which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2014.

We consent to the incorporation by reference in the Registration Statement of our report dated October 14, 2014 on the audited balance sheet of SharpSpring, LLC as of December 31, 2013, and the related statements of operations, members’ equity (deficit), and cash flows for the year then ended and the unaudited balance sheet of SharpSpring, LLC as of June 30, 2014, which is incorporated in the Company’s Form 8-K/A filed with the Securities and Exchange Commission on October 29, 2014.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ McConnell & Jones LLP

Houston, Texas

January 8, 2015